UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015
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DOVER CORPORATION
(Exact name of registrant as specified in its charter)
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State of Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway
Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)
(630) 541-1540
(Registrant’s telephone number, including area code)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On August 6, 2015, Dover Corporation (the “Company”) announced that as part of a planned transition, Raymond T. McKay, Jr. will cease serving as Controller on August 14, 2015. Mr. McKay has served as the Company’s Controller since 2002 and served the Company in a variety of financial roles for over 31 years. He will assist with the transition of duties to his successor and continue as Vice President, Finance Processes of the Company.

(c)
On August 6, 2015, the Board of Directors of the Company appointed Sandra A. Arkell, age 47, as Vice President, Controller, effective as of August 15, 2015. Ms. Arkell has served as the Company’s Assistant Controller since 2009.

There are no arrangements or understandings between Ms. Arkell and any other person pursuant to which Ms. Arkell was appointed. Ms. Arkell has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Ms. Arkell and any of the Company’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 6, 2015	DOVER CORPORATION
(Registrant)

		By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary